Exhibit 4.5

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) made as of the date set forth on the signature page hereof between Innovive Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 555 Madison Avenue, 25th Floor, New York, NY 10022 (the “Company”), and the undersigned (the “Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company is offering (the “Offering”) to a limited number of “accredited investors,” as that term is defined by Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Act”), to sell and issue to such investors, senior convertible promissory notes in substantially the form attached hereto as Exhibit A (the “Notes”) and warrants to purchase capital stock of the Company (the “Warrant Shares”) in substantially the form attached hereto as Exhibit B (the “Warrants,” together with the Notes, the “Securities”); and

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Securities and the Subscriber desires to enter into this Agreement to acquire the Securities on the terms and conditions set forth herein; and

WHEREAS, the terms of the Offering are summarized in that certain Confidential Offering Memorandum dated May 23, 2005 (together with all amendments, supplements, exhibits and appendices thereto, the “Offering Memo”);

NOW, THEREFORE, in consideration of the promises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.	PURCHASE AND SALE OF SECURITIES.

1.1  The Company has authorized the issuance of Notes up to the aggregate principal amount of $2,250,000 (the “Principal Loan Amount”), each with an interest rate of five percent (5%) compounded semi-annually, and Warrants to purchase a number of shares of Common Stock of the Company equal to fifteen percent (15%) of the Principal Loan Amount divided by (i) the lowest price paid (the “Next Round Price”) for securities by investors in the next Qualified Financing (as defined in the Notes) or (ii) if a Qualified Financing does not occur on or before the Due Date (or the expiration of the Extended Term, if applicable) (each as defined in the Notes), the fair market value per share of Common Stock of the Company determined based on the Company’s then fully diluted capitalization and an aggregate market value of the Company of $12,500,000, all as more fully set forth in the Warrants. Subscriber’s applicable portion of the Principal Loan Amount (the “Subscriber Loan Amount”) is set forth on the signature page hereto.

1.2  The Warrant exercise price per share will be (i) one hundred and ten percent (110%) of the Next Round Price or (ii) if a Qualified Financing does not occur on or before the Due Date (or the expiration of the Extended Term, if applicable), equal to the fair market value per share of Common Stock of the Company determined based on the Company’s then fully diluted capitalization and an aggregate market value of the Company of $12,500,000, all as more fully set forth in the Warrants. The Warrant will be exercisable for the number of shares of Common Stock of the Company equal to the quotient of (y) fifteen percent (15%) of the Subscriber Loan Amount (as reflected on the signature page hereto), divided by (z) either (A) the Next Round Price (if a Qualified Financing occurs on or before the Due Date (or the expiration of the Extended Term, if applicable)) or (B) the fair market value per share of Common Stock of the Company determined based on the Company’s then fully diluted capitalization and an aggregate market value of the Company of $12,500,000 (if a Qualified Financing does not occur on or before the Due Date (or expiration of the Extended Term, if applicable)), all as more fully set forth in the Warrants.

1.3  Subject to the terms and conditions hereof, at the closing (the “Closing,” and the date thereof, the “Closing Date”) the Company shall issue and sell to the Subscriber and the Subscriber shall purchase from the Company, a Note in the principal amount equal to the Subscriber Loan Amount set forth on the signature page hereto and a Warrant to purchase Warrant Shares as set forth herein.

1.4  The Closing shall be held at a date and time designated by the Company prior to 11:59 p.m. Eastern Standard Time June 30, 2005 (subject to extension at the discretion of the Company without notice to the Subscriber of up to 60 days) (the “Expiration Date”). The Note and Warrant will be delivered by the Company to the Subscriber within 10 days following the Closing. The Closing shall occur at the offices of Wyrick Robbins Yates & Ponton LLP at 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607.

1.5  The Subscriber Loan Amount is payable by personal or business check, or money order made payable to “US Bank & Trust Company, N.A., F/B/O Innovive Pharmaceuticals, Inc.” (the “Escrow Agent,”) F/B/O Innovive Pharmaceuticals, Inc.” at or prior to the Closing. Subscriber may also pay by wire transfer of immediately available funds to:

U.S. Bank Trust N.A.
ABA Routing Number: 091000022
Account Number: 180121167365
For: Paramount BioCapital/Innovive Pharmaceuticals
SEI Number: 789568000
Ref: [Name of Subscriber]
Attn: Angela Friesen

1.6      Notwithstanding anything else herein to the contrary, the Company reserves the right to reject any subscription, for any reason and without any penalty, at any time prior to the occurrence of the Closing. If Subscriber has executed this Agreement and/or paid the Subscriber Loan Amount at the time the Company rejects Subscriber’s subscription, this Agreement shall be deemed null and void ab initio and any amount paid by Subscriber shall be returned to Subscriber.

2.	REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER.

2.1    The Subscriber recognizes that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (i) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) the Subscriber may not be able to liquidate his/its investment; (iii) transferability of the Securities is extremely limited; (iv) in the event of a disposition of the Securities, the Subscriber could sustain the loss of his/its entire investment and (v) the Company has not paid any dividends on its capital stock since inception and does not anticipate the payment of dividends in the foreseeable future.

2.2    The Subscriber represents that the Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act and that the Subscriber is able to bear the economic risk of an investment in the Company. If the Subscriber is a natural person, the Subscriber has reached the age of majority in the state or other jurisdiction in which the Subscriber resides, has adequate means of providing for the Subscriber’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

2.3     The Subscriber acknowledges and represents that the Subscriber has prior investment experience, including investment in securities which are non-listed, unregistered and/or not traded on the Nasdaq National or SmallCap Market or a national stock exchange, or the Subscriber has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company to the Subscriber and to all other prospective investors in the Securities and to evaluate the merits and risks of such an investment on the Subscriber’s behalf.

2.4     The Subscriber acknowledges receipt and careful review of this Agreement, the Note, the Warrant, the Offering Memo (collectively, the “Offering Documents”). Subscriber further represents that the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company that the Subscriber, its investment advisor, attorney and/or accountant has requested or desired to know, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and has received any additional information which the Subscriber has requested.

2.5     (a)     The Subscriber has relied solely upon the information provided by the Company in making the decision to invest in the Securities. The Subscriber is familiar with and understands the terms of the Offering, including the rights to which the Subscriber is entitled under this Agreement. In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representation or other information (whether oral or written) from the Company, or any agent, employee or affiliate of the Company other than as set forth in the Offering Documents and the results of Subscriber’s own independent investigation. To the extent necessary, the Subscriber has retained, at his/its sole expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Securities hereunder.

(b)     The Subscriber represents that no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Subscriber did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

2.6     The Subscriber represents that the Subscriber, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s professional advisors, has the capacity to protect the Subscriber’s own interests in connection with the transaction contemplated hereby.

2.7     The Subscriber acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (“SEC”) or any state securities regulatory authority or other governmental body or agency, since the Offering is intended to be exempt from the registration requirements of the Act pursuant to Regulation D promulgated under the Act. The Subscriber understands that if required by the laws or regulations or any applicable jurisdictions, the Offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration of exemption therefrom.

2.8     The Subscriber understands that the Securities have not been registered under the Act or any state securities laws by reason of a claimed exemption under the provisions of the Act and such state securities laws which depends, in part, upon the Subscriber’s investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Securities for the Subscriber’s own account for investment purposes only and not with a view toward the resale or distribution to others and has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Securities to any other person. The Subscriber, if an entity, also represents that it was not formed for the purpose of purchasing the Securities.

2.9     The Subscriber understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Notes and the Warrants (or the Warrant Shares). The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Act or any state securities or “blue sky” laws or assist the Subscriber in obtaining an exemption from various registration requirements. The Subscriber agrees to hold the Company, any placement agents and their directors, officers, employees, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (i) any misrepresentation made by the Subscriber contained in this Agreement, (ii) any sale or distribution by the Subscriber in violation of the Act or any applicable state securities or “blue sky” laws or (iii) any untrue statement made by the Subscriber and contained herein.

2.10     The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities substantially as set forth below, that such Securities have not been registered under the Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Securities.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

2.11     The Subscriber agrees to supply the Company, within five (5) days after the Subscriber receives the request therefor from the Company, with such additional information concerning the Subscriber as the Company deems necessary or advisable in order to establish or verify the Subscriber’s representations contained herein.

2.12     The Subscriber represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

2.13     The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute, deliver, and perform this Agreement and to purchase the Securities. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

2.14     If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other entity (a) it is authorized and qualified to become an investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so and (b) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.15     The Subscriber acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD Rules of Fair Practice, receipt of which must be acknowledged by such firm.

2.16     The Subscriber understands, acknowledges and agrees with the Company that this subscription may be rejected, in whole or in part, by the Company, in the sole and absolute discretion of the Company, at any time before the Closing Date notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber’s subscription.

2.17      The Subscriber understands, acknowledges and agrees with the Company that, except as otherwise set forth herein, the subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

2.18     The Subscriber understands, acknowledges and agrees with the Company that, the Offering is intended to be exempt from registration under the Act by virtue of the provisions of Regulation D thereunder, and/or the provisions of Regulation S which is in part dependent upon the truth, completeness and accuracy of the statements made by the Subscriber.

2.19     The Subscriber acknowledges that the information contained in the Offering Documents or otherwise made available to the Subscriber is confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the Subscriber’s personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason, notwithstanding that a Subscriber’s subscription may not be accepted by the Company; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

2.20      If the Subscriber is purchasing the Securities in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Agreement and all other subscription documents, and such other person fulfills all the requirements for purchase of the shares as such requirements are set forth herein, concurs in the purchase of the Securities and agrees to be bound by the obligations, representations, warranties and covenants contained herein. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

2.21     The Subscriber represents that no authorization, approval, consent or license of any person is required to be obtained for the purchase of the Securities by the Subscriber, other than as have been obtained and are in full force and effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation of or constitute a default under any material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties are bound, or to the best of the Subscriber’s knowledge, any permit, franchise, judgment, order, decree, statute, rule or regulation to which the Subscriber or any of its businesses or properties is subject.

2.22     The Subscriber represents that the representations, warranties and agreements of the Subscriber contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on the date hereof and as of the Closing Date as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Securities. The Subscriber agrees that the Company shall be entitled to rely on the representations, warranties and agreements of the Subscriber contained herein.

2.23     The Subscriber (a) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (b) agrees to indemnify and to hold the Company and its directors, officers, employees, controlling persons and agents and their respective heirs, representatives, successors and assigns, harmless of and from any liability for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Subscriber or any of its employees or representatives are responsible.

3.	REPRESENTATIONS BY AND COVENANTS OF THE COMPANY.

The Company hereby represents and warrants to the Subscriber that:

3.1     Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have, individually or in the aggregate, a material adverse effect on the business, operations, conditions (financial or otherwise), assets, results of operations or prospects of that entity individually or of the Company and its Subsidiaries (as defined below) as a whole. For purposes of this Section, “Subsidiary” means any corporation, partnership, limited liability company, association, or other business entity in which the Company owns or controls, directly or indirectly, any interest, including, without limitation, any joint venture, partnership, or similar arrangement.

3.2     Capitalization.    (a)    The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, $0.001 par value per share and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share. As of the Closing Date, there are (y) 3,160,000 shares of Common Stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and (z) no shares of Preferred Stock issued and outstanding. In addition, there are 925,000 shares of Common Stock reserved for issuance pursuant to outstanding options and warrants. There are no shares of any class or series of preferred stock issued or outstanding. All of the securities issued by the Company have been issued in accordance with all applicable federal and state securities laws. Other than as set forth above, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate of Incorporation”) or the Company’s By-laws, as in effect on the date hereof (the “By-laws”) or by agreement or otherwise. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and the Offering Memo. True and correct copies of the Company’s Certificate of Incorporation and By-laws are available to the Subscriber upon request.

(b)     The Securities (including upon exercise of the Warrant, the Warrant Shares, and upon conversion of the Note, the securities issuable therefor), have been (or, with respect to the Warrant Shares and the securities issuable upon conversion of the Note, will be) duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, the Note and/or the Warrant, will be duly authorized, validly issued, fully paid and non-assessable. No stockholder of the Company has any right to request or require the Company to register the sale of any shares owned by such stockholder under the Act. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

3.3     Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

3.4     No Conflict; Governmental and Other Consents.

(a)     The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any Subsidiary is bound, or of any provision of the Certificate of Incorporation or By-Laws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company or any Subsidiary.

(b)    No consent, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company or any Subsidiary in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities, except such filings as may be required to be made under the Act and with any state or foreign blue sky or securities regulatory authority relating to an exemption from registration thereunder.

3.5     Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

3.6      Proprietary Rights. To the Company’s knowledge, the Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trade names, corporate names, copyrights, trade secrets, licenses, inventions, formulations, technology and know-how and other intangible property used or proposed to be used in the conduct of its business (the “Proprietary Rights”). To the Company’s knowledge, the Company or the entities from whom the Company has acquired rights have taken all action necessary to protect all of the Company’s Proprietary Rights. The Company has not received any notice of, and there are no facts known to the Company that indicate the existence of (i) any infringement or misappropriation by any third party of any of the Proprietary Rights or (ii) any claim by a third party contesting the validity of any of the Proprietary Rights. The Company has not received any notice of any infringement, misappropriation or violation by the Company or any of its employees of any Proprietary Rights of third parties, and, to the best of the Company’s knowledge, neither the Company nor any of its employees has infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties. To the Company’s knowledge, no infringement, illicit copying, misappropriation or violation of any intellectual property rights of any third party has occurred or will occur with respect to any products currently being sold by the Company or with respect to any products currently under development by the Company or with respect to the conduct of the Company’s business as currently contemplated. The Company is not aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee’s best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted or as proposed to be conducted. To the Company’s knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business, as presently conducted or as proposed to be conducted, conflicts with or will conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. In addition, all employees are required to assign, and have assigned, all intellectual property rights to the Company.

3.7      Taxes. The Company has filed all Federal, state, local and foreign tax returns that are required to have been filed by it and all such returns are true and correct in all respects. The Company has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which they are obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued. The tax returns of the Company have never been audited by any state, local or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

3.8      Subordination. Following the Closing Date, as long as any Note remains outstanding, the Company will not, without the prior written consent of the subscribers holding Notes evidencing at least sixty-six and two-thirds percent (66⅔%) of the Principal Loan Amount then outstanding, incur indebtedness for borrowed money (“New Debt”) in favor of any person or entity (each a “New Lender”) which indebtedness is secured or otherwise senior in priority to any Note issued to any subscriber pursuant to this Agreement or any substantially similar agreement, unless the New Lenders execute and deliver to the subscribers then holding Notes a subordination agreement (in a form acceptable to the subscribers holding Notes evidencing at least sixty-six and two-thirds percent (66⅔%) of the Principal Loan Amount then outstanding) providing for the subordination of the New Debt to any of the indebtedness evidenced by any Notes.

4.	TERMS OF SUBSCRIPTION.

4.1      The Company reserves the right to reject the subscription made hereby, in whole or in part, in its sole discretion.

4.2      Pending the sale of the Securities, all funds paid hereunder shall be deposited by the Company in escrow with the Escrow Agent.

4.3      The Subscriber hereby authorizes and directs the Company to deliver the Note and Warrant to be issued to the Subscriber pursuant to this Agreement to the residential or business address indicated on the signature page hereto.

4.4      The Subscriber hereby authorizes and directs the Company to return, without interest, any funds for unaccepted subscriptions to the same account from which the funds were drawn.

4.5      The Company’s agreement with each Subscriber is a separate agreement and the sale of the Securities to each Subscriber is a separate sale.

4.6      Subscriber hereby agrees, in connection with the first registration with the SEC under the Act of the public sale of the Company’s Common Stock, upon request of the Company or any underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any such securities of the Company (including, without limitation, Warrant Shares or any securities issuable upon conversion of the Note (other than those included in the registration)) or the economic risk of the ownership thereof without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters, as the case may be, shall specify. Each such recipient agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce this Section.

5.             CLOSING CONDITIONS. Unless otherwise provided in this Section 5, the obligations of the Company to issue and sell the Note and Warrant at the Closing and the obligations of the Subscriber to purchase the Note and Warrant at Closing are subject to the fulfillment on or before the Closing of each of the following conditions:

5.1      Each party shall have performed and complied in all material respect with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before Closing.

5.2      All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required prior to and in connection with the lawful issuance and sale of the Note and the Warrant pursuant to this Agreement shall have been duly obtained and shall be effective on and as of Closing, except for notices required to be filed with certain state and federal securities commissions after Closing, which notices will be filed on a timely basis.

5.3      At the time of Closing, the purchase of the Note and the Warrant by the Subscriber hereunder shall be legally permitted by all laws and regulations to which the Subscriber or the Company are subject.

5.4      The representations and warranties contained in Sections 2 and 3 shall be true in all material respects (except for those representations and warranties that are qualified as to materiality, which shall be true in all respects) on and as of the Closing hereunder with the same force and effect as if they had been made at the Closing.

5.5      There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

6.	MISCELLANEOUS.

6.1      All notices, requests and other communications under this Agreement shall be in writing, and shall be sufficiently given if delivered to the addressees in person or by recognized overnight courier, mailed by certified or registered mail, return receipt requested, or by confirmed facsimile transmission, as follows:

If to the Company:	Innovive Pharmaceuticals, Inc.
555 Madison Avenue, 25th Floor
New York, NY 10022
Facsimile: 212 716 1811
Attn: President

With a copy to:	Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Attn: W. David Mannheim, Esq.
Telephone: (919) 781-4000
Telecopier: (919) 781-4865

If to the Subscriber, at such address as the Subscriber shall have provided in writing to the Company on the signature page hereto or such other addresses as such Subscriber furnishes by notice given in accordance with this Section 6.1 or such other address as may be designated in writing hereafter, in the same manner, by such person.

6.2      Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and subscribers holding Notes evidencing at least sixty-six and two-thirds percent (66⅔%) of the then outstanding Principal Loan Amount of the Notes issued pursuant to this Agreement and substantially similar agreements. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon the Subscriber and the Company (even if the Subscriber does not consent to such amendment or waiver), and upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Subscriber if the Subscriber has not previously consented thereto in writing.

6.3      This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

6.4      Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Securities as herein provided; subject, however, to the right hereby reserved to the Company to reject this subscription, enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

6.5      Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law.

6.6      The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

6.7      It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

6.8      The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.9      This Agreement may be executed electronically and in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

6.10      (a)      The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between Subscriber and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(b)      The Company agrees not to disclose the name, address or any other information about the Subscriber, except as required by law or under any applicable order, rule or regulation.

           6.11  Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

7.	CONFIDENTIAL INVESTOR QUESTIONNAIRE.

7.1      The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL except as otherwise required by law. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A __	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation: In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B __
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C __	The undersigned is a director or executive officer of the company which is issuing and selling the Securities.

Category D __
The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E __	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F __
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.(describe entity)

Category G __
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H __
The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

Category I __	The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

7.2 SUITABILITY. (please answer each question)

(a)      For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

(b)      For an individual Subscriber, please describe any college or graduate degrees held by you:

(c)      For all Subscribers, please state whether you have you participated in other private placements before:

YES_______	NO_______

(d)      If your answer to question 7.2(c) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies	Public or Private Biopharmaceutical Companies
Frequently	_______	_______	_______
Occasionally	_______	_______	_______
Never	_______	_______	_______

(e)     For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______	NO_______

(f)      For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

YES_______	NO_______

(g)      For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______	NO_______

(h)      For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES_______	NO_______

(i)      For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES_______	NO_______

7.3      MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a) Individual Ownership
(b) Community Property
(c) Joint Tenant with Right of Survivorship (both parties must sign)
(d) Partnership*
(e) Tenants in Common
(f) Company*
(g) Trust*
(h) Other

*If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

7.4      NASD AFFILIATION.

Are you affiliated or associated with an NASD member firm (please check one):

Yes_______	No_______

If Yes, please describe:
_________________________________________________________
_________________________________________________________

*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

_________________________________
Name of NASD Member Firm

By: ______________________________   Date: ____________________________
Authorized Officer

7.5      The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Section 7 and such answers have been provided under the assumption that the Company will rely on them.

8. REGISTRATION RIGHTS.

8.1      Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)      “Holder” shall mean a Subscriber who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 8.7 hereof.

(b)      “Other Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

(c)      “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Notes or exercise of the Warrants and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or an exemption from registration under the Act (including Rule 144), which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned or which may be sold by a Holder in a three-month period pursuant to Rule 144.

(d)      The terms “register,”“registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(e)      “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(f)      “Rule 144” shall mean Rule 144 as promulgated by the SEC under the Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(g)      “Rule 145” shall mean Rule 145 as promulgated by the SEC under the Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(h) “Selling Expenses” shall mean all underwriting discounts, selling commissions, fees and expenses of counsel for the Holders and stock transfer taxes applicable to the sale of Registrable Securities.

8.2      Piggy-Back Registration.

(a)      If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising any registration rights, other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction under Rule 145, or a registration on any registration form that does not permit secondary sales, the Company will:

(i)      promptly give to each Holder written notice thereof; and

(ii)      use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 8.2(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b)      If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 8.8. If any person does not agree to the terms of any such underwriting or otherwise fails to comply with the provisions of this Agreement, such person shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

If shares are so withdrawn from the registration or if the number of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 8.8 hereof.

8.3      Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the holders of such securities.

8.4      Registration Procedures. In the case of each registration effected by the Company pursuant to this Section, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

(a)      subject to Section 8.9 below, keep such registration effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company;

(b)      prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)      furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d)      notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e)      use its best efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or market on which similar securities issued by the Company are then listed;

(f)      provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g)      otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall conform materially with the provisions of Section 11(a) of the Act; and

(h)      furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to the underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

8.5      Indemnification.

(a)     The Company will indemnify each Holder, each of such Holder’s officers, directors, managers, members, partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Act with respect to which registration, qualification, or compliance has been effected pursuant to this Section, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any breach of this Agreement by the Company, any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein, unless such Holder timely provided to the Company additional information to correct the previously inaccurate or incomplete information. It is agreed that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

(b)      Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, each other such Holder and Other Stockholder, and each of their officers, directors, managers, members, partners, and each person controlling such Holder or Other Stockholder, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, managers, members, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, in each case to the extent but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section exceed the gross proceeds from the offering received by such Holder.

(c)      Each party entitled to indemnification under this Section (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d)      If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)      Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

8.6      Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section.

8.7      Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section may be transferred or assigned by a Holder only to a transferee or assignee of not less than fifty percent (50%) of such Holder’s Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that, in either case (i) the Company is given written notice at the time of or within thirty (30) days after transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (ii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, and (iii) the proposed transferee is not, in the Company’s reasonable opinion, a competitor of the Company or a party who is hostile towards the Company. Notwithstanding the foregoing, the transfer of registration rights to a partner, manager, stockholder, affiliate or member of a Holder shall be without restriction.

8.8      Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the “Other Shares”) requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated first to the Holders, and then among the other selling stockholders requesting inclusion of shares, in each case pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, that if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, and the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or any other shares of stock issued to employees or consultants pursuant to a Company Stock Option Plan, in order to include in such registration securities registered for the Company’s own account.

8.9      Termination of Registration Rights. The registration rights pursuant to this Section shall terminate as to any Holder when all of a Holder’s Registrable Securities may be sold during a single three month period under Rule 144.

[REMAINDER OF PAGE LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as an instrument under seal and as of the date first above written.

Subscriber Loan Amount: U.S. $_____________________

SUBSCRIBER:

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name (if applicable)

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone—Business

Telephone-Residence	Telephone—Residence

Facsimile-Business	Facsimile—Business

Facsimile-Residence	Facsimile—Residence

Email Address	Email Address

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Dated: _____________ , 2005

This Agreement is agreed to and accepted by the Company as of June 28, 2005.

INNOVIVE PHARMACEUTICALS, INC.

Date:	By:	/s/
Name: Steven Kelly
Title: President

CERTIFICATE OF SIGNATORY

(To be completed if Securities are
being subscribed for by an entity)

I,____________________________, am the_________________ of _____________________(the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Note and Warrant Purchase Agreement to which this Certificate is attached and to purchase and hold the Securities, and certify further that the Note and Warrant Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ______ day of _________________, 2005.

(Signature)